JANET LOSS, CPA, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                        1780 S. BELLAIRE DRIVE, SUITE 500
                             DENVER, COLORADO 80222



September 10, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Dear Sir:

I have read Item 4 included in the Form 8-K dated July 3, 2001 of Xaibe, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Janet Loss, CPA, P.C.

Janet Loss, CPA, P.C.